Exhibit 10.8

PROSPECTUS

BEST BUY CO., INC.

1,000,000 Shares

Common Stock

($.10 par value)

BEST BUY CO., INC.

2000 Restricted Stock Award Plan, as Amended and Restated

Shares of Best Buy Co., Inc. (the “Company”) common stock, par value $0.10 per share (the “Common Stock”), covered by this Prospectus may be granted by the Company to certain employees, directors, consultants and independent contractors (collectively, the “Eligible Recipients”) of the Company or its directly and indirectly majority-owned subsidiaries (“Affiliates”) under the Company’s 2000 Restricted Stock Award Plan, as amended and restated (the “Plan”).  Each Eligible Recipient receiving a stock award (each, a “Participant”) will be granted Common Stock subject to the restrictions on transferability and the risk of forfeiture set forth in the award.

THIS PROSPECTUS MAY NOT BE USED FOR REOFFERS OR RESALES OF COMMON STOCK ACQUIRED HEREUNDER. ANY “AFFILIATE” OF THE COMPANY, AS DEFINED IN RULE 405 OF THE GENERAL RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, MAY PUBLICLY REOFFER OR RESELL COMMON STOCK ACQUIRED ONLY PURSUANT TO AN AVAILABLE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM REGISTRATION SUCH AS PROVIDED IN RULE 144 UNDER THE SECURITIES ACT OF 1933.

ELIGIBLE RECIPIENTS ARE ADVISED TO CONSULT WITH LEGAL COUNSEL CONCERNING THE SECURITIES AND TAX LAW IMPLICATIONS OF THEIR ACQUISITIONS OR DISPOSITIONS OF SHARES ACQUIRED PURSUANT TO THE PLAN.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person is authorized to give any information or to make any representation not contained in this Prospectus, and any information or representations not contained herein must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful.  Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference.

The date of this Prospectus is March 31, 2002

TABLE OF CONTENTS

AVAILABLE INFORMATION

PURPOSE AND ADMINISTRATION OF THE PLAN

DESCRIPTION OF STOCK AWARDS
Stock Awards
Period of Plan; Amendments
Vesting
Dividends and Distributions on Unvested Shares
Termination of Employment or Other Service; Risk of Forfeiture
Restrictions on Transfer
Change of Control
No Right to Continued Employment

FEDERAL INCOME TAX TREATMENT

LEGAL MATTERS

EXPERTS

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”).  Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.  Copies of such material also can be obtained from the Public Reference Section of the Commission in Washington, D.C. (at the address above) at prescribed rates.  The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.  The web site’s address is www.sec.gov.  In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005.

The Company has filed a registration statement on Form S-8 under the Securities Act of 1933 (the “Registration Statement”) to register the shares of Common Stock issuable upon an award of stock under the Plan. This Prospectus omits certain information which is contained in the Registration Statement. The information omitted may be obtained from the Commission’s office in Washington, D.C. (at the address above) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there or at the Commission’s web site without charge.

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)          The Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2001.

(b)       All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for periods since March 3, 2001.

(c)          The description of the Common Stock of the Company contained in its registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act .

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been issued or which deregisters all shares of Common Stock then remaining unissued, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

The Company will provide without charge to each person participating in the Plan, upon the written or oral request of any such person, a copy of all documents containing the Plan information required by Part I of Form S-8 and a copy of any or all of the documents incorporated by reference in the Registration Statement (excluding exhibits to such documents unless specifically incorporated by reference).  Requests for such copies, or any additional information about the Plan or the administration thereof, should be directed to Human Resources - Benefits Department, Best Buy Co., Inc., 7075 Flying Cloud Drive, Eden Prairie, Minnesota, 55344, (952) 947-2360 or (800) 846-6673.

PURPOSE AND ADMINISTRATION OF THE PLAN

The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company and its Affiliates to attract and retain persons of ability to perform services for the Company and its Affiliates by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company and its Affiliates of their respective economic objectives.  Grants of Common Stock also enable employees and others providing services to the Company and its Affiliates to increase their personal interest in the success of the Company.  In accordance with this belief, the Board of Directors of the Company adopted the Plan on April 28, 2000, and the Plan was duly approved by the shareholders of the Company on June 22, 2000.  One million shares of Common Stock were reserved for issuance pursuant to the Plan.  The number and kind of shares reserved for issuance will be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends paid or declared with respect to the Common Stock.  As of the date of this Prospectus, 150,849 shares of Common Stock had been issued pursuant to the Plan.

The Plan is administered by the Compensation and Human Resources Committee (the “Committee”) of the Company’s Board of Directors, whose members may not receive awards under the Plan unless the grant of such award is approved by a majority of the disinterested directors of the Company.  To the extent consistent with corporate law, the Committee may delegate to any officers of the Company its duties, power and authority under the Plan pursuant to any conditions or limitations it may establish, but only the Committee or the entire Board of Directors may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act.

The Board of Directors is currently comprised of Bradbury H. Anderson, Robert T. Blanchard, Jack W. Eugster, Kathy J. Higgins Victor, Elliot S. Kaplan, Allen U. Lenzmeier, Richard M. Schulze, Mark C. Thompson, Frank D. Trestman, Hatim A. Tyabji and James C. Wetherbe.   Directors are elected on a staggered basis for a two-year term and until their successors are duly elected and qualified.  Directors may be removed from office with or without cause by the shareholders.

The members of the Compensation and Human Resources Committee are Frank D. Trestman, Kathy J. Higgins Victor and James C. Wetherbe.  Compensation and Human Resources Committee members receive no additional compensation for administering the Plan.

Under the Plan, stock awards may be granted to Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Affiliates.  Subject to the terms of the Plan, the Committee has the authority to determine, on a case by case basis, the provisions of any stock award, including the Participants, the nature and extent of the award made to each Participant and the form of written agreement evidencing the award (the “Award Agreement”), the time at which awards are granted, and the restrictions to which the vesting of such stock awards may be subject.  The Committee’s determinations need not be uniform.  The determination of the Committee is conclusive, and no member of the Committee or the Board of Directors will be liable for any action made in good faith with respect to the Plan or any stock award granted under the Plan.  The Committee has the authority to amend or modify the terms of any outstanding stock award, but if the amendment or modification would adversely affect a Participant, the Committee must obtain such Participant’s consent.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

DESCRIPTION OF STOCK AWARDS

The Plan provides for the grant of shares of Common Stock.  The Plan is not qualified under Section 401(a) of the Internal Revenue Code.  Because tax results may vary due to individual circumstances, each Participant in the Plan is urged to consult his or her personal tax advisor with respect to the state and federal tax consequences of the grant and vesting of and declaration of dividends on shares of Common Stock issued pursuant to the Plan.

Stock Awards

Awards of Common Stock made to Eligible Recipients under the Plan will be subject to such terms and conditions, consistent with the provisions of the Plan, as may be determined by the Committee in its sole discretion. There is no limitation on the number of shares of Common Stock which may be awarded to any Eligible Recipient under the Plan.  As of the date of this Prospectus, Eligible Recipients had received awards of stock pursuant to the Plan.

Period of Plan; Amendments

Subject to earlier termination of the Plan, no awards of stock under the Plan may be granted after June 22, 2010. The Board of Directors of the Company may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time, but no amendment will be effective without shareholder approval if such approval is required by the Exchange Act or the rules of the stock exchange on which the Company’s securities are listed.  No termination, suspension or amendment of the Plan may adversely affect any outstanding award of Common Stock without the consent of the affected Participant.

Vesting

The Committee determines the vesting schedule of each stock award made pursuant to the Plan; provided, however, that no more than twenty-five percent (25%) of shares subject to a stock award may vest upon the grant of the award and, thereafter, no more than twenty-five percent (25%) of the shares subject to the award may vest on each of the subsequent three anniversary dates of the grant of the award.   At such time as shares subject to stock awards vest, the risk of forfeiture and restrictions on transfer thereof will terminate.  Subject to the provisions of the Plan, the Committee may impose such other restrictions or conditions on the vesting of a stock award as it deems appropriate.  With respect to shares that have vested, Participants will have all voting, dividend, liquidation and other rights that are afforded to the holders of shares of Common Stock issued other than pursuant to the Plan.

Dividends and Distributions on Unvested Shares

Subject to the discretion of the Committee, any dividends or distributions paid with respect to unvested shares of Common Stock will be subject to the same restrictions as the unvested shares with respect to which such dividends or distributions were paid or issued.  The Committee may withhold such payments with or without paying interest on any dividends or distributions so withheld.  Additionally, the Committee may require, subject to the consent of affected Participants, that such dividends and distributions be reinvested in unvested shares of Common Stock.  All stock dividends, stock rights, and stock issued upon split-ups or reclassifications shall be subject to the same restrictions as the unvested shares with respect to which such stock dividends, stock rights, or other issuances were declared or issued.

Termination of Employment or Other Service; Risk of Forfeiture

Except as otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company and all Affiliates is terminated because of death, disability or retirement, all shares of Common Stock subject to an award made pursuant to the Plan then held by such Participant shall become fully vested and the risk of forfeiture and restrictions on transfer of such shares shall terminate.  However, unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company and all Affiliates is terminated for any other reason, all unvested shares subject to an award made pursuant to the Plan then held by such Participant will be forfeited and cancelled.  The Committee may, however, at any time and in its sole discretion, cause such unvested shares to vest or continue to vest following such termination of employment or service.

Restrictions on Transfer

Except pursuant to the Participant’s will or the laws of descent and distribution or as otherwise expressly set forth in an Award Agreement, prior to the vesting of shares subject to an award made pursuant to the Plan, no right or interest of any Participant in such shares may be assigned, transferred, or encumbered in any way during the lifetime of the Participant.  Subject to the approval of the Committee, however, a Participant may make a gift of shares subject to an award made pursuant to the Plan to a spouse, child, stepchild, grandchild or legal dependent, or to a trust for the benefit thereof.  In such event, the donee will be required to enter into an agreement with the Company confirming that such shares are subject to the same restrictions in the hands of the donee as they were in the hands of the donor.

To enforce these restrictions on transfer, the Committee may require a Participant to keep his or her stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent.  In the alternative, evidence of stock ownership, together with such stock powers, may be required to be maintained in a non-certificated book-entry stock account with the Company’s transfer agent.  Stock certificates evidencing the shares awarded under the Plan may bear a legend referring to the terms, conditions and restrictions applicable to such shares.

In addition to the restrictions on transfer of shares contained in the Plan or in an Award Agreement, shares of Common Stock acquired pursuant to the Plan by executive officers or directors of the Company or persons otherwise in a position to control the Company may be resold only pursuant to the registration requirements of the Securities Act of 1933, as amended, Rule 144 thereunder, or another applicable exemption therefrom.  Sales of such shares are subject to the antifraud provisions of the federal and state securities laws.  Each Participant is advised to consult with legal counsel concerning the securities law implications of his or her disposition of shares pursuant to the Plan.

Change of Control

Subject to the discretion of the Committee or the terms of an Award Agreement, if a change of control of the Company occurs, all outstanding unvested shares of Common Stock subject to an award made pursuant to the Plan shall become fully vested and shall no longer be subject to the risk of forfeiture or restrictions on transfer of such shares.  However, if, with respect to any Participant, such acceleration of vesting would, when added to any other payments received by such person from the Company or its Affiliates, constitute a “parachute payment” under Section 280G(b)(2) of the Internal Revenue Code, then the number of shares for which vesting will accelerate will be reduced so that such acceleration will not result in the imposition of the excise tax under Section 4999 of the Internal Revenue Code.  This restriction will not apply if the Participant is subject to a separate agreement with the Company or its Affiliates that expressly addresses the potential application of Section 280G or 4999, in which event the applicable terms of such other agreement will govern.

As defined in the Plan, a “change of control” of the Company means:

(i)                                     the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(ii)                                  the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(iii)                               a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the members of the Board of Directors who were directors of the Company at the time the Plan was adopted or were elected to or nominated for the Company’s Board of Directors with the approval thereof (the “Incumbent Directors”), or (B) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

(iv)                              any person becomes after the adoption of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company’s outstanding voting securities (regardless of approval by the Incumbent Directors); or

(v)                                 the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors.

No Right to Continued Employment

Nothing in the Plan will interfere with or limit the right of the Company or its Affiliates to terminate the employment or service of any Eligible Recipient or Participant at any time.

FEDERAL INCOME TAX TREATMENT

A Participant will recognize taxable income at the time the award is granted to the extent that some of the shares subject to the award are immediately vested and are not subject to restrictions under Section 16(b) of the Exchange Act.  Thereafter, the Participant will recognize ordinary income as the restrictions on the other shares subject to the award lapse.  The amount of such ordinary income will be equal to the market value of the shares at the time of the grant or lapse.  However, the Participant may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in an amount equal to the market value of the shares subject to the award at the time the award is granted.  In such event, upon a subsequent sale of the shares, the change in the market value of the shares would be treated as a capital gain or loss.  The Company or its applicable Affiliate will generally be allowed a corresponding income tax deduction as and when ordinary income is recognized by the Participant.

The Company or its applicable Affiliate is entitled to withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or an Affiliate), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an award of stock, including, without limitation, the grant, vesting of or payment of dividends with respect to such shares.  Alternatively, the Company may require the Participant to remit promptly the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to a proposed award under the Plan.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota. Elliot S. Kaplan, a member of Robins, Kaplan, Miller & Ciresi L.L.P., is the Secretary and a director of the Company. At March 31, 2002, attorneys at Robins, Kaplan, Miller & Ciresi L.L.P. beneficially owned 273,294 shares of Common Stock.

EXPERTS

Ernst & Young, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 3, 2001 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.